Exhibit 99.1

News Release

CONTACTS:
Magma Design Automation Inc.:
Monica Marmie	Milan G. Lazich
Marketing Communications Manager	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Reports Financial Results for Second Quarter

SANTA CLARA, Calif., Oct. 28, 2004 –– Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced financial results for its fiscal 2005 second quarter, ended Sept. 30, 2004.

Magma reported record revenue of $36.9 million for the quarter, compared to $25.8 million for the quarter ended Sept. 30, 2003, an increase of 43 percent.

Magma also reported pro forma net income of $7.7 million, or $0.18 per share (diluted), for the second quarter of fiscal 2005, compared to pro forma net income of $6.0 million, or $0.15 per share (diluted), for the second quarter of fiscal 2004. In accordance with generally accepted accounting principles (GAAP), Magma reported net income for the quarter of $0.3 million, or $0.01 per share (diluted), compared to net income of $3.4 million, or $0.09 per share (diluted), for the quarter ended Sept. 30, 2003. Pro forma net income for the quarter excludes amortization of developed technology, miscellaneous restructuring and marketing expenses, amortization of intangibles, amortization of deferred stock compensation, and tax effects of pro forma adjustments.

For the six-month period ended Sept. 30, 2004, Magma reported revenue of $73.0 million, compared to $48.6 million for the six-month period ended Sept. 30, 2003, an increase of 50 percent. Magma reported pro forma net income of $15.3 million, or $0.36 per share (diluted), for the six-month period ended Sept. 30, 2004. This compares to pro forma net income of $10.9 million, or $0.28 per share (diluted), for the six-month period ended Sept. 30, 2003.

Pro forma net income for the six-month period reflects the adjustments referred to above, and eliminates the effects of a loss on equity investments and in-process research and development expenses. In accordance with GAAP, Magma reported net loss attributed to common shareholders for the recently

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Magma Reports Financial Results for Second Quarter	Page 2

completed six-month period, of $2.2 million, or ($0.07) per share (basic), compared to net income attributed to common shareholders of $3.5 million, or $0.09 per share (diluted), for the six-month period ended Sept. 30, 2003.

Magma provides pro forma financial information to assist investors in understanding the company’s operating results and business trends. Pro forma financial data is not prepared in accordance with GAAP, and should not be viewed as an alternative to GAAP financial information. Our pro forma financial data may be materially different from pro forma measures used by other companies.

A reconciliation of our pro forma financial information to the most closely comparable GAAP financial measures is included in this press release.

Our second quarter continued Magma’s growth in revenue, which has increased for eight consecutive quarters,” said Rajeev Madhavan, chairman and CEO of Magma. “But as we said during our conference call to discuss our revised outlook, we are disappointed in the quarter from the perspective of new orders. We intend to resume our previous level of business success, and over the next several quarters expect to introduce new products, several of which represent the fruition of our recent acquisitions. Some will offer improved capabilities where our technology is already well established, and some will enable us to enter new market segments where we think existing solutions are inadequate. We expect these new offerings to further differentiate Magma from our competitors.”

Guidance & Business Outlook

Magma’s orders in its quarter ended September 30, 2004, were below its expectations as announced during Magma’s July 28 earnings call. Magma’s performance on all other measures was within its target ranges established during Magma’s July 28 earnings call. For Magma’s fiscal 2005 third quarter, ending Dec. 31, 2004, the company expects total revenue in the range of $37 million to $40 million, pro forma EPS in the range of $0.18 to $0.22 and GAAP EPS in the range of $0.01 to $0.05. A schedule showing a reconciliation of the pro forma business outlook to GAAP outlook is included in this release.

Consistent with company practice of providing financial guidance at the time of each quarterly earnings announcement, Chief Financial Officer Greg Walker will discuss Magma’s business outlook during the company’s live earnings call at 2 p.m. PDT today. More detailed information on the company’s business outlook is available in the “Financial Disclosure Supplement” document, available in the Investor Relations section of the Magma website at http://investor.magma-da.com/home.cfm.

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Magma Reports Financial Results for Second Quarter	Page 3

The business outlook targets set forth in this press release and on Magma’s website represent the company’s expectations only as of the date of publication and should not be viewed as a statement about Magma’s expectations after this date. Although this information will remain available on Magma’s website for reference purposes, its continued availability does not indicate that the company is reaffirming or confirming its continued validity. By publishing this guidance, Magma has not assumed any additional obligation to update this information on any date after its publication today.

Conference Call

Magma will discuss the financial results for the recently completed quarter, including guidance going forward, during a live earnings call today at 2 p.m. PDT (5 p.m. EDT). The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 661-8947, conference ID #1589303

Elsewhere:	(706) 634-2358, conference ID #1589303

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through November 4, 2004. Those without Internet access may listen to a replay of the call by telephone through November 4 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #1589303

Elsewhere:	(706) 645-9291, conference ID #1589303

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements in the “Business Outlook” section and quotations from Magma’s executives are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: increasing competition in the EDA market; higher than anticipated costs in connection with recent patent litigation with Synopsys; Magma’s ability to successfully integrate recently acquired businesses and technologies; the impact of economic slowdown in our customers’ markets; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; difficulties managing the company’s expanding operations; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). Magma undertakes no additional obligation to update these forward-looking statements.

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Magma Reports Financial Results for Second Quarter	Page 4

About Magma

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark, and “The Fastest Path from RTL to Silicon” is a trademark, of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

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Magma Reports Financial Results for Second Quarter	Page 5

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2004	March 31, 2004

ASSETS
Current assets:
Cash and cash equivalents (*)	$56,891	$75,346
Accounts receivable, net	30,653	34,237
Prepaid expenses and other current assets	8,576	9,588

Total current assets	96,120	119,171

Property and equipment, net	21,138	15,196
Intangibles, net	76,849	62,793
Goodwill	29,057	33,529
Long-term investments	81,952	78,158
Other assets	6,589	5,628

Total assets	$311,705	$314,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,484	$1,658
Accrued expenses	19,093	19,132
Deferred revenue, current	20,046	19,947

Total current liabilities	41,623	40,737

Convertible subordinated notes	150,000	150,000
Deferred tax liabilities	—	5,102
Other long-term liabilities	2,010	897

Total non-current liabilities	152,010	155,999

Total liabilities	193,633	196,736

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	229,854	226,586
Deferred stock-based compensation	(1,083)	(718)
Accumulated deficit	(109,311)	(107,063)
Accumulated other comprehensive loss	(1,391)	(1,069)

Total stockholders’ equity	118,072	117,739

Total liabilities and stockholders’ equity	$311,705	$314,475

Footnote (*)	$16.6M used to repurchase 1,000,000 shares of common stock for employee benefit plan approved by Board in August 2004

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Magma Reports Financial Results for Second Quarter	Page 6

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Three Months Ended
	September 30, 2004				September 30, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$31,275			$31,275	$22,837			$22,837
Services	5,653			5,653	2,980			2,980

Total revenue	36,928			36,928	25,817			25,817
Cost of revenue	5,510	(1,441	) A,D	4,069	3,892	(536	) A,D	3,356

Gross profit	31,418	1,441		32,859	21,925	536		22,461

Operating expenses:

Research and development	10,524	(1,008	) C,D	9,516	6,019	(202	) C,D	5,817
Sales and marketing	11,679	(344	) B	11,335	8,314			8,314
General and administrative	3,455			3,455	2,399			2,399
Amortization of intangible assets	4,093	(4,093	) C	—	—			—
Amortization of stock-based compensation	116	(116	) D	—	1,755	(1,755	) D	—
Restructuring charge	(63)	63	B	—	0			—

Total operating expenses	29,804	(5,498)		24,306	18,487	(1,957)		16,530

Operating income	1,614	6,939		8,553	3,438	2,493		5,931

Interest and other income (expense):
Interest income	556	—		556	635	—		635
Interest expense	(251)	—		(251)	(211)	—		(211)
Other income (expense), net	(642)	333	E	(309)	419	69	E	488

Interest and other income (expense), net	(337)	333		(4)	843	69		912

Income before income taxes	1,277	7,272		8,549	4,281	2,562		6,843
Income tax provision	(990)	92	F	(898)	(866)	—		(866)

Net income	$287	$7,364		$7,651	$3,415	$2,562		$5,977

Earnings per share – basic	$0.01			$0.23	$0.11			$0.20

Earnings per share – diluted
	$0.01			$0.18	$0.09			$0.15

Shares used in calculation:
Basic	33,734			33,734	30,255			30,255

Diluted	42,333			42,333	40,064			40,064

A	Amortization of developed technology
B	Miscellaneous restructuring and marketing expenses
C	Amortization of intangibles
D	Amortization of deferred stock-based compensation
E	Loss on equity investments
F	Tax effect of pro forma adjustments

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Magma Reports Financial Results for Second Quarter	Page 7

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(in thousands, except per share data)

(Unaudited)

	For the Six Months Ended September 30, 2004				For the Six Months Ended September 30, 2003
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue:
Licenses	$62,167			$62,167	$43,354			$43,354
Services	10,790			10,790	5,276			5,276

Total revenue	72,957			72,957	48,630			48,630

Cost of revenue	10,552	(2,744	) A,D	7,808	7,138	(671	) A,D	6,467

Gross profit	62,405	2,744		65,149	41,492	671		42,163

Operating expenses:

Research and development	20,093	(1,682	) C,D	18,411	11,027	(202	) C,D	10,825
In-process research and development	4,009	(4,009	) F	—				—
Sales and marketing	22,946	(344	) B	22,602	15,403			15,403
General and administrative	7,080			7,080	4,837			4,837
Amortization of intangible assets	8,568	(8,568	) C	—				—
Amortization of stock-based compensation	574	(574	) D	—	5,733	(5,733	) D	—
Restructuring charge	439	(439	) B	—				—

Total operating expenses	63,709	(15,616)		48,093	37,000	(5,935)		31,065

Operating income	(1,304)	18,360		17,056	4,492	6,606		11,098

Interest and other income (expense):
Interest income	1,109	—		1,109	1,243	—		1,243
Interest expense	(497)	—		(497)	(322)	—		(322)
Other income (expense), net	(1,204)	664	E	(540)	(334)	822	E	488

Interest and other income (expense), net	(592)	664		72	587	822		1,409

Income before income taxes	(1,896)	19,024		17,128	5,079	7,428		12,507
Income tax provision	(352)	(1,434	) G	(1,786)	(1,591)	—		(1,591)

Net income (loss)	$(2,248)	$17,590		$15,342	$3,488	$7,428		$10,916

Earnings per share – basic	$(0.07)			$0.46	$0.12			$0.36

Earnings per share – diluted	$(0.07)			$0.36	$0.09			$0.28

Shares used in calculation:
Basic	33,702			33,702	30,264			30,264

Diluted	33,702			42,638	39,688			39,688

A	Amortization of developed technology
B	Miscellaneous restructuring and marketing expenses
C	Amortization of intangibles
D	Amortization of deferred stock-based compensation
E	Loss on equity investments
F	In-process research and development
G	Tax effect of pro forma adjustments

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Magma Reports Financial Results for Second Quarter	Page 8

MAGMA DESIGN AUTOMATION, INC.

AS OF SEPTEMBER 30, 2004

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME PER SHARE (Unaudited)

Quarter Ending December 31, 2004
GAAP diluted net income per share	$0.01 to $0.05
Amortization of intangibles	$0.03
Amortization of acquired technology	$0.13
Amortization of deferred stock compensation	$0.01
Pro Forma diluted net income per share	$0.18 to $0.22

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